Exhibit 99.1
KNIGHT TRANSPORTATION
INITIATES QUARTERLY CASH DIVIDEND

PHOENIX, ARIZONA - December 1, 2004 - Knight Transportation, Inc. (Nasdaq: KNGT) announced today that its Board of Directors has initiated a cash dividend policy and declared the company’s first quarterly cash dividend of $0.02 per share of common stock. The policy approved by the Board of Directors anticipates a total annual dividend of $0.08 per share of common stock, payable in quarterly increments of $0.02 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the company’s financial performance.

The company’s first cash dividend is payable to shareholders of record on December 15, 2004, and is expected to be paid on December 20, 2004.

Commenting on the new dividend policy, Chairman and Chief Executive Officer Kevin P. Knight stated: “We have grown our revenue and earnings per share significantly over the past several years while paying off all of our debt and building cash reserves. Most of our growth has been attributable to opening new operations centers and increasing our tractor and trailer fleets to serve new and existing customers. We intend to continue this growth strategy, which we believe has benefited us and our shareholders, customers, and employees to date. Because of the cash flows we have generated, and we expect to generate even with significant growth, we determined that a cash dividend would be consistent with our commitment to enhancing shareholder value, particularly in light of tax law changes last year that significantly reduced the tax rate on corporate dividends. Our strong financial position, consistent generation of cash flows, and absence of long term debt provide us with the flexibility to continue to invest in profitably growing our business as our first priority, while also returning cash to our shareholders.”

Knight Transportation, Inc. is a short to medium haul, truckload carrier headquartered in Phoenix, Arizona. The Company serves most of the United States through its regional operations in Phoenix, AZ; Salt Lake City, UT; Portland, OR; Indianapolis, IN; Katy, TX; Gulfport, MS; Charlotte, NC; Memphis, TN; Kansas City, KS; Atlanta, GA; Denver, CO; Las Vegas, NV; Carlisle, PA; and Lakeland, FL. The Company transports general commodities, including consumer goods, packaged foodstuffs, paper products, beverage containers, imported and exported commodities, and refrigerated goods.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, these forward-looking statements relate to our anticipated total annual dividend of $0.08 per share of common stock. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. These forward-looking statements involve a number of risks and uncertainties, and are based upon the current expectations, forecasts, and assumptions of management. In particular, our declaration of future dividends is subject to various risks and uncertainties, including: our inability to declare a dividend in compliance with applicable laws; restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results, including as a result of those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission.

Contact: Kevin P. Knight, Chairman & CEO, at (602) 269-2000.